UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2009

THE STEAK N SHAKE COMPANY (Exact name of registrant as specified in its charter)

INDIANA	0-8445	37-0684070
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

36 S. Pennsylvania Street, Suite 500
Indianapolis, Indiana	46204
(Address of principal executive offices)	(Zip Code)

(317) 633-4100
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On December 14, 2009, The Steak n Shake Company (the “Company”) issued a Press Release announcing its full year and fiscal fourth quarter 2009 results. The Company’s Press Release is attached as Exhibit 99.1 and the information set forth therein is incorporated here by reference and constitutes a part of this report.

            The information being furnished in Item 2.02 of this report (including Exhibit 99.1) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and unless expressly set forth by specific reference in such filings, shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 3.03 and 5.03	Material Modification to Rights of Security Holders; Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Board of Directors of the Company approved a 1-for-20 reverse stock split of the Company’s issued and outstanding common stock effective at the close of business on December 18, 2009.  The Company’s News Release providing information on the stock split is attached as Exhibit 99.2 and the information set forth therein is incorporated by reference and constitutes a part of this report.  The Company filed an Amendment to its Restated Certificate of Incorporation with the Secretary of State of Indiana on December 17, 2009, to implement the reverse stock split.  The Amendment added Section 5 to Article III which describes the reverse stock split terms. The Amendment did not change the Company’s authorized amount of common stock.

Item 9.01	Financial Statements and Exhibits

d)	Exhibits

Exhibit No.	Descriptions

99.1	Press Release dated December 14, 2009

99.2	News Release dated December 17, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE STEAK N SHAKE COMPANY

By:  /s/ Duane E. Geiger
Duane E. Geiger
Interim Chief Financial Officer, Vice President, and Controller

Dated: December 18, 2009